Exhibit 99.1

HILLENBRAND INDUSTRIES ANNOUNCES ACCELERATED VESTING OF UNDERWATER STOCK OPTIONS

BATESVILLE, Ind., Sept. 7, 2005 – Hillenbrand Industries, Inc. (NYSE:HB) today announced that on September 1, 2005, its Board of Directors accelerated the vesting of unvested and underwater stock options previously awarded to employees, officers and other eligible participants that had exercise prices per share of $50.48 or higher. The options considered to be underwater have exercise prices greater than Hillenbrand’s stock closing price on August 31, 2005, which was $49.77 per share. Thus, none of the options have intrinsic value at this time.

As a result of this action, options to purchase 793,117 shares of Hillenbrand stock have become exercisable, with 97 percent of the accelerated options having exercise prices in excess of $55.58 per share. The exercise prices and number of shares subject to the accelerated options were unchanged.

Options held by non-employee directors were excluded from the vesting acceleration. In addition, to prevent unintended benefits to executive officers, restrictions have been imposed on shares obtained through the accelerated vesting process. The restrictions prevent the sale of any shares received from the exercise of an accelerated option prior to the earlier of the original vesting date of the option, or the individual’s termination of employment.

As a result of the accelerated vesting of underwater stock options in advance of the effective date of Statement of Financial Accounting Standards (SFAS) No. 123®, “Share Based Payment,” Hillenbrand expects to reduce the stock option expense it otherwise would be required to record. The reduction in pre-tax expense is expected to be approximately $6.2 million. This consists of a $3.8 million reduction in fiscal 2006, with lesser amounts in fiscal 2007 and fiscal 2008.

About Hillenbrand Industries, Inc.
Hillenbrand, headquartered in Batesville, Indiana, is a publicly traded holding company for two major wholly owned businesses serving the health care and funeral services industries. Hill-Rom Company is a manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes.

Disclosure Regarding Forward-Looking Statements:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “intend,” “anticipate,” “believe,” “plan,” “encourage,” “expect,” “may,” “goal,” “become,” “pursue,” “estimate,” “strategy,” “will,” “projection,” “forecast,” “continue,” “accelerate,” “promise,” “increase,” or the negative of those terms or other variations of them or by comparable terminology. The absence of such terms, however, does not mean that the statement is not forward-looking. It is important to note that forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from those set forth in any forward-looking statements. Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, costs and availability of raw materials, the success of the Company’s restructuring, realignment and cost reduction efforts, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, tax-related matters, potential exposure to antitrust, product liability or other claims, failure of the Company to execute its acquisition strategy through the consummation and successful integration of acquisitions and the ability to retain executive officers and other key personnel. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2004 and under the heading “Forward-Looking Statements and Factors That May Affect Future Results” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005. The Company assumes no obligation to update or revise any forward-looking statements.